SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant   |X|                                                            Filed by Party other than the Registrant   |_|

| |	Preliminary Proxy Statement
| |	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|	Definitive Proxy Statement
| |	Definitive Additional Materials | | Soliciting Material Under Rule 14a-12

BREK ENERGY CORPORATION.
(Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required.
| |	Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

1.    Title of each class of securities to which transaction applied:

2.     Aggregate number of securities to which transaction applies: ____________________.

3.     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.      Proposed maximum aggregate value of transaction: ___________________________

5.     Total fee paid: _______________________________________

|_| Fee paid previously with preliminary materials. |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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2.     Form, Schedule or Registration Statement No.: ______________

3.     Filing Party: _________________________________________

4.     Date Filed: ___________________________________________

BREK ENERGY CORPORATION.
19th Floor, 80 Gloucester Road
Wanchai, Hong Kong, SAR
(852) 2289-9581

Dear Stockholder:

We invite you to attend the annual meeting of stockholders on December 30, 2002 19/F, 80 Gloucester Road, Wan Chai, Hong Kong, SAR. The meeting will begin promptly at 10:00 a.m. At the annual meeting, you will be asked:

1. to elect four directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualify;
2. to ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year; and
3. to approve such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.
The accompanying formal notice of the meeting and proxy statement describe more fully the matters to be presented at the annual meeting. The board of directors recommends that you vote in favor of the specific proposals set forth above.

Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. This will ensure a quorum at the meeting and avoid additional expense to Brek Energy for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

Ian Robinson
Chairman of the Board of Directors
December 4, 2002

Hong Kong, SAR

BREK ENERGY CORPORATION.
19th Floor, 80 Gloucester Road
Wanchai, Hong Kong, SAR
(852) 2289-9581

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 30, 2002

To the Stockholders of Brek Energy Corporation.:

Time:	10:00 a.m.

Date:	December 30, 2002

Place:	19/F, 80 Gloucester Road, Wan Chai, Hong Kong, SAR

Purpose:	to elect four directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualify;

to ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year; and

to approve such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

All stockholders are cordially invited to attend the meeting, but only stockholders of record on November 29, 2002 are entitled to notice of and to vote at the meeting.

Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card and return it in the enclosed envelope as promptly as possible. This will ensure a quorum at the meeting and avoid additional expense to Brek Energy for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person should you wish to do so.

BY ORDER OF THE BOARD OF DIRECTORS

Kenneth G.C. Telford
Secretary
December 4, 2002
Hong Kong, SAR

BREK ENERGY CORPORATION.
19th Floor, 80 Gloucester Road
Wanchai, Hong Kong, SAR

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS>

Approximate date proxy material first sent to stockholders:

December 4, 2002

Summary - Questions and Answers

Q:       Who may vote at the meeting?

            A:   Our stockholders, as recorded in our stock register on November 29, 2002, may vote at the meeting.

Q:       How can I vote at the meeting

            A:   You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Q:       Who is soliciting my proxy?

            A:    Our Board of directors is soliciting your proxy.

Q:       How do proxies work?

            A:    Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposal or abstain from voting.

            If you give us your proxy, but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of ratifying the auditors.

Q:       How can I revoke a proxy?

            A:    You may revoke your proxy before it is voted by:

—	submitting a new proxy with a later date;
—	notifying Kenneth G.C. Telford, our Secretary, in writing before the meeting; or
—	voting in person at the meeting.

Q:       How many shareholders need attend the meeting?

            A:   In order to carry on the business of the meeting, we must have a quorum. This means at least one-third of the outstanding shares of common stock must be represented at the meeting, either by proxy or in person. Broker non-votes count for purposes of a quorum. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Q:       What if my shares are held in the name of my broker?

            A:   Unless otherwise instructed by you, your broker will vote in favor of each director nominee and in favor of ratifying the auditors. As to any other proposals, your broker will vote your shares for you only if you instruct you broker how to vote for you. Your broker should mail information to you that will explain how to give it these instructions.

Q:       What stockholder approvals are needed to approve the proposals?

            A:    Proposal 1 - Election of Directors

For a nominee to be elected a director, a plurality of the votes cast at the election must be voted in favor of his election. Abstentions and broker non-votes will have no effect on the election of directors.

Proposal 2 - Ratification of Auditors

To ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year, at least 10% of the shares of common stock present in person or represented by proxy must vote in favor of ratification.

Q:        What does the Brek Board of directors recommend?

            A:     Our Board of Directors recommends that our stockholders vote FOR each director candidate and FOR ratifying the auditors.

Q:        If I have questions, who can I contact for answers?

            A:    You should contact: Brek's Secretary and Chief Financial Officer - Kenneth Telford - at the address and phone number set forth above.

The following table and notes set forth as of the record date, the number of shares of Brek Energy’s common stock beneficially owned by (i) each person who served as Brek Energy’s Chief Executive Officer during the 2001 fiscal year, (ii) the highest compensated executive officers who were serving as executive officers at the end of the 2001 fiscal year whose individual total cash compensation for the 2001 fiscal year exceeded US$100,000 (together with each person who served as Brek Energy’s Chief Executive Officer during the 2001 fiscal year, the “named executive officers”), (iii) each director and nominee for director of Brek Energy, (iv) all executive officers and directors of Brek Energy as a group and (v) each person or group of persons known by Brek Energy to beneficially own more than five percent (5%) of the outstanding common stock. All information is taken from or based upon information provided by such persons to Brek Energy or available through public filings by the beneficial owner.

     Beneficial Owner                      Beneficially Owned      Ownership
     ----------------                      ------------------      ---------
Gregory M. Pek                                1,582,500(1)(2)        5.94%
Ravi K. Daswani                                535,461(1)(2)         2.01%
Power Technology Investment Corporation(10)   1,333,333(3)(4)        4.96%
Douglas Moore (12)                           391,667 (2)(4)(5)       1.46%
Ian Robinson                                 770,000(1)(2)(11)       2.89%
James Pratt                                    95,000(1)(2)       Less than 1%
Andrew Leitch (12)                                   0                 NA
Kenneth Telford                                350,000(2)(6)         1.31%
Steve Corbin                                   65,415(2)(7)       Less than 1%
Barry Conn                                     25,000(2)(8)       Less than 1%

Executive Officers and                         3,815,043(9)          13.96%
----------------------
Directors as a group
--------------------

(1)     Includes options to purchase 75,000 shares of common stock.
(2)     All options expire on October 31, 2006 and are exercisable for $0.40 per share.
(3)     Includes warrants to purchase 333,333 shares of common stock.
(4)     All warrants expire on March 5, 2005 and are exercisable for $11.40 per share.
(5)     Includes options to purchase 125,000 shares and warrants to purchase 66,667 shares of common stock.
(6)     Includes options to purchase 200,000 shares.
(7)     Includes options to purchase 50,000 shares.
(8)     Includes options to purchase 25,000 shares.
(9)     Includes options to purchase 700,000 shares and warrants to purchase 66,667 shares of common stock.
(10)     Power Technology Investment Corporation is a wholly owned subsidiary of Power Corporation of Canada, a Canadian corporation the shares of which are listed on the Toronto Stock Exchange and traded under the symbol "POW".
(11)     125,000 shares are owned by a corporation over which Mr. Robinson has control.
(12)     Resigned from Board of Directors in September 2002.

PROPOSAL #1 - ELECTION OF DIRECTORS

BREK Energy’s directors are to be elected at each annual meeting of stockholders. The six nominees for election as directors at this meeting are set forth below. All are recommended by the board of directors of BREK Energy, and each is currently a director of BREK Energy:

Gregory Pek
Ravi Daswani
Ian Robinson
James Pratt

The four nominee-directors receiving a plurality of votes cast at the meeting will be elected as BREK Energy’s directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify.

The board of directors unanimously recommends that stockholders vote for each nominee for the board of directors.

Directors And Executive Officers

The following table sets forth certain information concerning the Directors and Executive Officers of BREK Energy:

	Principal Occupation	Age

Gregory Pek	Director of Brek Energy	47

Kenneth G.C. Telford	Chief Financial Officer and Secretary of Brek Energy	53

Ravi Daswani	Director of Brek Energy	35

Ian Robinson	Chairman of the Board of Directors of Brek Energy and independent management consultant	63

James Pratt	Director of Brek Energy and Deputy–Chairman of GSM Association	53

Gregory M. Pek has been a Director of Brek since March 3, 1999 and has been a Director of First Ecommerce Asia Limited since its inception. Mr. Pek was President and Chief Executive Officer since March 3, 1999 until June 27, 2000. Mr. Pek assumed the position of President and co-Chief Executive Officer on October 16, 2000 until August 31, 2001 when he became Chief Executive Officer upon the resignation of Mr. Daswani. Mr. Pek resigned as President and Chief Executive Officer on October 8, 2002. He was from March 1994 to February 1999 an executive officer of David Resources Company Limited, a petroleum and wine trading company, Kong Tai International Holdings Company Limited, a real property investment company and from September 1998 to February 1999 a director of Singapore Hong Kong Properties Investment Limited, a real property investment company. Before 1994, Mr. Pek was a director and officer of a number of public companies in Canada. Mr. Pek is a director of Gasco Energy, Inc. and Vallenar Energy Corp., which are subsidiaries of Brek.

Ravi K. Daswani has been a Director of BREK since March 3, 1999 and was a Director of First Ecommerce Asia Limited since its inception until July 2001. Mr. Daswani was Chief Operating Officer of BREK from March 3, 1999 until August 31,2001 and co-Chief Executive Officer from October 16, 2000 to August 31,2001 when he retired to pursue other business interests. From December 1997 to February 1999 Mr. Daswani was the managing director and co-owner of Asia Internet Limited, a Hong Kong Internet service provider. For more than three years before December 1997, he was the managing director of a wholesale and retail apparel business called Daswani S.A., a Panamanian company. He has established international operations trading in dry goods, consumer electronics, apparel and Internet services in Africa, Latin America and Asia

Ian Robinson has been a Director of BREK since February 24, 2000, was appointed Vice-Chairman on November 29, 2000 and Chairman on January 19, 2001. For more than the last five years Mr. Robinson has been the managing director of Robinson Management Limited, which provides financial planning and business advice, forensic accounting services and insolvency services. Mr. Robinson has 45 years of experience as a Chartered Accountant and was a former senior partner of the Hong Kong office of the international accountancy firm Ernst & Young, an accountancy and auditing services firm. He has been based in Hong Kong since 1980 servicing the Asia region and has had experience in major countries around the world. Mr. Robinson specializes in corporate rescue, restructuring, insolvency, investigation, business valuation and trouble shooting generally. Mr. Robinson also is a member of the Supervisory Board and the Executive Committee of the Hong Kong Housing Society, a non-governmental provider of low and middle income housing.

James Pratt was appointed to BREK’s Board of Directors in June 2000. Mr. Pratt is Deputy Chairman of the GSM Association, which is a wireless telecommunications industry representative body consisting of more than 636 wireless network operators and key manufacturers and suppliers to the wireless industry. Mr. Pratt was previously Managing Director of Asia Wireless, a division of Telstra International, Telstra Corporation of Australia where he oversaw all of Telstra Group’s wireless operations and investments throughout the Asia Pacific Region. Mr. Pratt was formerly Chief Executive Officer of Peoples Phone, a wireless telecom provider in Hong Kong, since 1996. Prior to this he was general manager of the telecommunications division of Mitsubishi Electric Australia. Mr. Pratt has more than thirty years international management experience in the Asia Pacific telecommunications industry.

Kenneth G.C. Telford has been BREK’s Chief Financial Officer and Secretary since July 1, 2000. Mr. Telford is both a Chartered Accountant (Canada) and Certified Public Accountant (USA). Mr. Telford has been a partner in Sadovnick Telford + Skov, Chartered Accountants in Canada and Telford Sadovnick, PLLC, Certified Public Accountants in the United States since 1994. Mr. Telford was also previously a partner in the international accounting firm Touche Ross & Co. (now Deloitte & Touche) as well as Chief Operating Officer and Chief Financial Officer of an automotive rental company called Tropical Rent a Car Systems, Inc. Mr. Telford has advised numerous companies, operating in both North America and Asia Pacific, on a broad range of financial and business matters including the financial management requirements of U.S. publicly listed companies. Mr. Telford is a director of Vallenar Energy Corp., which is a subsidiary of BREK.

Committees of The Board Of Directors

The Audit Committee

The Audit Committee consists of Ian Robinson and James Pratt. The Audit Committee is responsible for (i) reviewing the scope of and the fees for the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. Each of the members of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the NASD listing standards.

The Nominating Committee is presently searching for a qualified candidate who is willing to serve on BREK’s Audit Committee. If such a person is identified, he will be appointed to that position by the Board of Directors.

The Compensation Committee

BREK Energy established a Compensation Committee in February 2000. The Compensation Committee is responsible for (i) approving compensation of the Chief Executive Officer and (ii) granting stock options to employees. The Compensation Committee consists of James Pratt and Ian Robinson.

The Nominating Committee

BREK Energy established a nominating committee in May 2002. The Nominating Committee is responsible for making recommendations to the full board regarding nominees for election as directors, reviewing the structure, size and composition of the Board, compensation of Board members, the balance and expertise of Board members and the BREK Energy’s overall organizational health, particularly succession plans for top management.. The Nominating Committee consists of Messrs. Robinson and Pratt. Stockholders of BREK Energy are invited to recommend candidates for director to its secretary, Kenneth G.C. Telford.

Director Compensation

Directors who are employees of BREK Energy receive no additional compensation for service on the board of directors or any committee of the board. Commencing April 1, 2001, BREK Energy began remunerating its directors who are not employees of BREK Energy HK$20,000 (approximately US$ 2,564) per quarter and the Chairman HK$35,000 (approximately US$4,487) per month. Eric Pinkney, who served as a director of BREK Energy from November 29, 2000 until June 25, 2001, received consulting fees of US$10,000 per month from December 2000 through February 2001. On October 31, 2001 all directors who had existing options and warrants rescinded those options and warrants and received 75,000 fully vested options exercisable at $0.40 until October 31, 2006.

Meetings of the Board and Committees

During 2001 the board held five meetings with the remaining board action taken by unanimous consent of the directors. Each of the Audit Committee and Compensation Committee held three meetings during 2001. During 2001, all incumbent directors attended 75% or more of the meetings of the board and the committees on which they served.

Summary Compensation Table

The following summary compensation table sets forth the cash compensation earned for 2001, 2000 and 1999, by each named executive officer. BREK Energy paid no compensation to any employee in 1997 or 1998.

                                       Annual Compensation                            Long term compensation
                                                                                      Awards         Payouts

                                                                                      Shares of
                                                                                      common
                                                                        Restricted    stock
Name and Principal                                        other annual  stock         underlying      LTIP
Position                   Year     Salary       Bonus    compensation  award(s)      options         Payouts   All Other
                           Compensation(2)
Gregory Pek(1)            2001    $218,710    $107,097     $15,484        --            75,000          --           --
                          2000     238,172         --          --         --           200,000          --           --
                          1999     167,742         --          --         --           100,000          --           --
Ravi Daswani, COO (2)     2001     154,839     109,677       4,473        --            75,000          --           --
                          2000     238,172         --          --         --           200,000          --           --
                          1999     167,742         --          --         --           100,000          --           --
Kenneth Telford, CFO      2001     259,994     117,419      13,005        --           200,000          --           --

                          2000      Did not        --          --         --           100,000          --           --
                                     exceed
                                   100,000

Steve Corbin, President,  2001     202,581      45,800       1,548        --            50,000          --           --
First Ecom Systems
Limited
                          2000      Did not        --          --         --            30,000          --           --
                                     exceed
                                   100,000

                          1999      Did not        --          --         --            20,000          --           --
                                     exceed
                                   100,000

Barry Conn, Senior Vice
President, First Ecom
Systems Limited           2001     157,419         --        1,548        --            25,000          --           --

                          2000      Did not        --          --         --            20,000          --           --
                                     exceed
                                   100,000
                                   -------

(1)     Resigned October 2002.
(2)     Resigned August 2001.
(3)     Other annual compensation consisted of housing expense, directors fees and employer contributions to the mandatory provident fund in Hong Kong (which is a program similar to Social Security in the United States).

Employment Agreements

Gregory Pek.

BREK entered into an employment agreement with Gregory Pek, formerly its President and Chief Executive Officer, the term of which commenced in January 1999. Mr. Pek resigned in October 2002. This agreement provided that BREK would pay Mr. Pek a monthly salary of HK $100,000 (approximately USD 12,820) plus an additional month’s salary per calendar year of service as a year-end payment. In January 2000 Mr. Pek’s monthly salary was increased to HK $150,000 (approximately USD 19,230); however, in December 2000 Mr. Pek agreed to have his monthly salary temporarily reduced to HK $100,000 (approximately USD 12,820). BREK entered into new six-month employment agreements with Mr. Pek covering the period from March 1, 2001 to August 31, 2001. During this period, Mr. Pek’s aggregate monthly salary was HK $165,000 (approximately USD 21,150) plus an additional lump-sum payment equal to four months’ salary was paid to Mr. Pek in August 2001. In August 2001 BREK entered into new one-year employment agreements with Mr. Pek that provide for an aggregate monthly salary of HK $165,000 (approximately USD 21,150) plus an additional month’s salary per calendar year of service as a year-end payment. These agreements will terminate on August 31, 2002. At the request of Mr. Pek, his agreements are not being extended past August 31, 2002. Because the agreements are not being extended, BREK must pay a termination payment to Mr. Pek equal to three months’ salary.

Ravi Daswani.

BREK entered into an employment agreement with Ravi Daswani, who served as the Senior Vice President and Chief Operating Officer until his resignation in August 2001, the term of which commenced in January 1999. This agreement provided that BREK would pay Mr. Daswani a monthly salary of HK $100,000 (approximately USD 12,820) plus an additional month’s salary per calendar year of service as a year-end payment. In January 2000 Mr. Daswani’s monthly salary was increased to HK $150,000 (approximately USD 19,230); however, in December 2000 Mr. Daswani agreed to have his monthly salary temporarily reduced to HK $100,000 (approximately USD 12,820). BREK entered into a new six-month employment agreement with Mr. Daswani covering the period from March 1, 2001 to August 31, 2001. Under this agreement, Mr. Daswani was paid (i) a monthly salary of HK $150,000 (approximately USD 19,230), (ii) an additional lump-sum payment equal to four months’ salary on August 31, 2001 and (iii) a prorated portion of one month’s salary, equal to HK $100,000 (approximately USD 12,820), on August 31, 2001. At the request of Mr. Daswani, his agreements were not renewed.

Kenneth Telford.

BREK entered into employment agreements with Kenneth Telford, its Chief Financial Officer, the terms of which commenced in March 2001. Pursuant to these agreements, BREK paid Mr. Telford an aggregate monthly salary of HK $165,000 (approximately USD 21,250), for the period from March 1, 2001 through September 30, 2001, issued Mr. Telford warrants to purchase 50,000 shares of BREK’s common stock at an exercise price of USD 1.25 per share and paid Mr. Telford an additional lump-sum payment in August 2001 equal to four months’ salary. The agreements also provided for an additional month’s salary per calendar year of service as a year-end payment. In August 2001 BREK entered into new one-year employment agreements with Mr. Telford that provide for an aggregate monthly salary of HK $165,000 (approximately USD 21,250) plus an additional month’s salary per calendar year of service as a year-end payment. This agreement will terminate on August 31, 2002 unless BREK chooses to extend the term of the agreement. If BREK does not choose to extend the term of the agreement, the agreement provides that BREK must pay a termination payment to Mr. Telford in August 2002 equal to three months’ salary. This agreement has not been extended, and Mr. Telford is presently serving on a month –to– month basis.

The following table presents information concerning individual grants of options to purchase common stock made during the fiscal year ended December 31, 2001 to each of the named executive officers.

Individual Grants

Option grants in Fiscal year ended Dec. 31,2001                                      Potential realizable value at
                                                                                     assumed annual rates of Stock
                                                                                     price appreciation for option
                                                                                                  term

     Name        Number     Percent of    Exercise      Market     Expiration    Value at        5%           10%
                 of            Total       of base       Price        Date       the Grant
                 Securities   options       price                                  Date
                 underlying granted to     ($/Sh)
                 options     employees
                 granted     in fiscal
                   (1)        year

Gregory Pek(2)     75,000       5.9%      $   0.40   $   0.41       31-Oct-06        750        9,246       19,523
Ravi Daswani       75,000       5.9%      $   0.40   $   0.41       31-Oct-06        750        9,246       19,523
(3)
Ian Robinson       75,000       5.9%      $   0.40   $   0.41       31-Oct-06        750        9,246       19,523
Douglas Moore     125,000       9.8%      $   0.40   $   0.41       31-Oct-06      1,250       15,409       32,539
James Pratt        75,000       5.9%      $   0.40   $   0.41       31-Oct-06        750        9,246       19,523
Marc Bruner        75,000       5.9%      $   0.40   $   0.41       31-Oct-06        750        9,246       19,523
Ken Telford       200,000      15.6%      $   0.40   $   0.41       31-Oct-06      2,000       24,655       52,062
Steve Corbin       50,000       3.9%      $   0.40   $   0.41       31-Oct-06        500        6,164       13,015
Barry Conn         25,000       2.0%      $   0.40   $   0.41       31-Oct-06        250        3,082        6,508

(1)     All of the options granted are fully vested and exercisable until October 31, 2006.
(2)     Resigned October 2002.
(3)     Resigned August 2001.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth the value of unexercised options to purchase common stock for each named executive officer on December 31, 2001. No options were exercised by the named executive officers during 2001.

                                                     Number of securities underlying    Value of Unexercised In-The-Money
                                                     options at fiscal year end (#)     options at fiscal year end (1)($)

       Name            Shares      Value realized    Exercisable      Unexercisable     Exercisable    Unexercisable
                     acquired on
                    exercise (#)

Gregory Pek(2)           0               0            75,000               0                0               0
Ravi Daswani (3)         0               0            75,000               0                0               0
Ian Robinson             0               0            75,000               0                0               0
Douglas Moore(4)         0               0           125,000               0                0               0
James Pratt              0               0            75,000               0                0               0
Marc Bruner(5)           0               0            75,000               0                0               0
Ken Telford              0               0           200,000               0                0               0
Steve Corbin             0               0            50,000               0                0               0
Barry Conn               0               0            25,000               0                0               0

(1)     Based on a December 31, 2001 closing price of US$0.40 per share.
(2)     Resigned October 2002.
(3)     Resigned August 2001.
(4)     Resigned September 2002.
(5)     Resigned May 2002.

Report of Audit Committee

The Audit Committee reviewed and discussed BREK Energy’s audited financial statements as of and for the year ended December 31, 2001 with management, and discussed with BREK Energy’s independent auditors at that time the matters required to be discussed by SAS 61. The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based upon the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in BREK Energy’s 2001 Annual Report on Form 10 – K.

The Audit Committee

Ian Robinson

James Pratt

Compensation Committee Report on Executive Compensation

BREK Energy offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Through broad-based employee ownership of BREK Energy’s common stock, BREK Energy seeks to align employee financial interests with long-term stockholder value.

Executive officers receive total compensation packages in line with their responsibilities and expertise. BREK Energy believes that the majority of an executive’s compensation should be closely tied to overall performance of BREK Energy. Accordingly, base salaries for executive officers in most cases are relatively competitive, but are accompanied by significant stock option grants.

Base Salaries.

Salaries for BREK Energy’s executive officers are based on the executive’s contribution to BREK Energy’s performance, level of responsibility, experience and breadth of knowledge. Base salaries for executive officers generally are designed to be competitive with those paid by competitors in the electronic commerce and internet industries. These base salaries are combined with stock option grants, so that a good portion of the executive’s pay is tied to BREK Energy performance. BREK Energy did not utilize salary surveys for executive officers in 2001.

Stock-Based Compensation.

BREK Energy seeks to align the long-term interests of its executive officers with those of its stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins BREK Energy or is promoted to executive officer. Grant sizes are determined based on various subjective factors, primarily related to the individual’s anticipated contributions to BREK Energy’s success. BREK Energy intends to grant additional stock options to executive officers from time-to-time based on performance and potential.

Replacement Option Grants

On October 31, 2001, the named executive officers set forth below rescinded options and warrants to purchase BREK Energy common stock, and BREK Energy reissued a like number of new options having five-year terms and exercise prices equal to the then-fair value of the stock (which were lower than the exercise prices of the options and warrants rescinded). The Compensation Committee felt replacing the options for the named executive officers set forth in the table below with options having a lower exercise price was warranted to provide the desirable long-term incentive to such named executive officers and to align their interests with those of the stockholders.

                                                          Number of          Exercise price of    Length (months) of
                                                       options/warrants      options/warrants     option/warrant term
                                                          rescinded              rescinded         remaining at Date
                                                          ---------              ---------                of
                                                                                                      Replacement
                                                                                                      -----------
          Name              Number of     New         Options    Warrants   Options    Warrants   Options   Warrants
                            New options/  exercise
                             warrants     price

Gregory Pek(1)                75,000        $0.40     150,000       --       5.05         --         46        --
                                                       50,000       --       7.65         --         32        --
Ravi Daswani(2)               75,000        $0.40     150,000       --       5.05         --         46        --
                                                       50,000       --       7.65         --         32        --
Ian Robinson                  75,000        $0.40      50,000       --       5.05         --         46        --
Douglas Moore                 125,000       $0.40      50,000     50,000     5.05        1.25        46        53
James Pratt                   75,000        $0.40      50,000     30,000     5.05        1.25        46        53
Ken Telford                   200,000       $0.40     100,000     30,000     5.05        1.25        46        53
Steve Corbin                  50,000        $0.40      20,000     50,000     5.05        1.25        46        53
Barry Conn                    25,000        $0.40      10,000     50,000     7.65        1.25        32        53

(1)     Resigned October 2002.
(2)     Resigned August 2001.

Chief Executive Officer Compensation.

Mr. Pek received US$ 341,291 in cash compensation from Brek Energy during 2001. Mr. Pek's compensation was competitive with what may have been paid to an individual with similar responsibilities in a similar industry. Mr. Pek resigned October 2002.

Ongoing Review.

The Compensation Committee will evaluate BREK Energy’s compensation policies on an ongoing basis to determine whether they enable BREK Energy to attract, retain and motivate key personnel. To meet these objectives, BREK Energy may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers.

Section 162(m).

Compensation payments in excess of US$1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for BREK Energy under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2002 to its Chief Executive Officer or any other executive officer to be in excess of US$ 1 million. BREK Energy intends to maintain qualification of its 2001 and 1999 Stock Option Plans for the performance-based exception to the US$ 1 million limitation on deductibility of compensation payments.

The Compensation Committee

Ian Robinson

James Pratt

Stock Performance Graph

The following graph provides a comparison of the performance of BREK Energy’s common stock for the 2001 year, against the performance of the Technology and NASDAQ indices during the same period. The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that BREK Energy specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL #2 - RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors of BREK Energy has selected the firm of Deloitte Touche Tohmatsu to serve as its independent auditors for the year ended December 31, 2002. While the ratification of the selection of Deloitte Touche Tohmatsu as BREK Energy’s independent public accountants is not required to be submitted for stockholder approval, the board has elected, as a matter of policy, to seek ratification of its selection by the affirmative vote of at least 10% of the shares represented and voting at the meeting. If the stockholders fail to ratify the selection of Deloitte Touche Tohmatsu, the board will reconsider the matter.

Notwithstanding the ratification by the stockholders of the appointment of Deloitte Touche Tohmatsu, the board of directors may, if the circumstances dictate, appoint other independent accountants.

The board of directors unanimously recommends that the stockholders vote for the ratification of Deloitte Touche Tohmatsu to serve as BREK Energy’s independent auditors for the fiscal year ending December 31, 2002.

Representatives of Deloitte Touche Tohmatsu will attend the annual meeting, will have the opportunity to make a statement should they wish to do so and will be available to respond to appropriate questions.

Deloitte Touche Tohmatsu was confirmed as BREK Energy’s independent accountants by the shareholders at the 2001 annual meeting held January 29, 2002. Deloitte Touch Tohmatsu expressed an unqualified opinion on BREK Energy’s financial statements for the year ended December 31, 2001 and for the period from September 16,1998 (date of inception) to December 31, 2001 on March 11, 2002.

Audit Fees

The aggregate fees paid to Deloitte Touche Tohmatsu for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year, were US$ 80,000.

Financial Information System Design and Implementation Fees

We did not pay any fees to Deloitte Touche Tohmatsu for financial information systems design and implementaion services for the fiscal year ended December 31, 2001.

All Other Fees

In 2001, in addition to the fees for the audit services described under the caption “Audit Fees” above, we paid Deloitte Touche Tohmatsu US$19,500 for reviewing certain SEC filings and advising us regarding our accounting for certain transactions and US$ 21,800 for corporate income tax services. We also paid Deloitte & Touche, an affiliate of Deloitte Touche Tohmatsu, US$9,500 for performing a due diligence review of Gasco before we invested in it and $26,000 for performing a due diligence review of another company we considered acquiring (but did not) called Viapay Limited.

OTHER MATTERS

The board of directors knows of no business other than the matters set forth in this proxy statement which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

Any stockholder proposal for the annual meeting to be held in 2003 must be sent to the Secretary at BREK Energy’s principal executive office. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement is March31, 2003.

DISSENTERS' RIGHTS

Stockholders of BREK Energy will have no dissenters’ or appraisal rights with respect to any of the proposals to be voted upon at the annual meeting.

LEGAL PROCEEDINGS

On November 14, 2002, BREK Energy became aware that it, its subsidiary Vallenar Energy Corp., its then – CEO Mr. Richard Jeffs and Vallenar’s president and CEO, Jeff Paquin, had been named in a Temporary Order and Notice of Hearing regarding certain alleged violations of the British Columbia Securities Act (BCSA). This Temporary Order and Notice of Hearing (the “Temporary Order”) alleges that Messrs. Jeffs and Paquin, together with others, engaged in acts in furtherance of trades of shares of BREK Energy (and other issuers) and advised persons to purchase shares of BREK Energy (and other issuers) without being registered under the British Columbia Securities Act. The Temporary Order requires Messrs. Jeffs and Paquin to resign from their positions as officers of BREK Energy and Vallenar, and prohibits them and BREK Energy and Vallenar from trading in any securities and from engaging in investor relations activities in British Columbia. Messrs. Jeffs and Paquin have so resigned. BREK Energy believes that neither it nor Vallenar has violated the BCSA or engaged in any activity that would require them to be registered under the BCSA. BREK Energy is presently seeking legal advice regarding this matter. Due to Mr. Jeffs’ resignation, BREK Energy is without a CEO. The Nominating Committee is presently searching for a qualified candidate who willing to accept the position. BREK Energy believes that it will not be adversely affected by the lack of a CEO until such a candidate is found.

REMOVAL OF COMMON STOCK FROM NASDAQ STOCK MARKET

On October 31, 2002, Nasdaq notified BREK Energy that its stock would be removed from the National Market because it had traded below $1.00 for longer than the allowed period. BREK Energy applied to have its stock traded on the Nasdaq SmallCap market. That application was denied, however, because BREK Energy presently does not have an Audit Committee composed of three independent directors. BREK Energy will apply to the OTCBB to have its shares made eligible for quotation on that service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-ten-percent beneficial owners file reports of their ownership and changes in ownership of BREK Energy stock on Forms 3, 4 and 5 with the Securities and Exchange Commission. To our knowledge, based solely on a review of copies of reports furnished to us and certain written representations, during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with.

ADDITIONAL INFORMATION

All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of directors and officers of BREK Energy and their relationship and transactions with BREK Energy is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of BREK Energy’s common stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

INCORPORATION BY REFERENCE

The annual report of BREK Energy on Form 10-K for the year ended December 31, 2001, as amended, which includes financial statements and accompanies this proxy statement, is being mailed to stockholders together with this proxy statement, and is hereby incorporated in this proxy statement by reference.

A copy of the exhibits to the annual reports will be furnished to any stockholder upon written request and payment of a nominal fee.

Brek Energy Corporation Proxy

solicited by the board of directors for the annual
meeting of stockholders to be held December 30, 2002

The undersigned hereby constitutes, appoints, and authorizes Gregory Pek and Ian Robinson, and each of them acting individually, as the true and lawful attorney and proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned’s shares of the common stock of BREK Energy Corporation, a Nevada corporation, at the annual meeting of the stockholders to be held December 30, 2002, at 19/F, 80 Gloucester Road, Wan Chai, Hong Kong, SAR at 10:00 a.m. Hong Kong time, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated December 4, 2002, receipt of which is hereby acknowledged.

1.       Election of Directors                                             For All                       Withhold
                                                                                                        from  all
                                                                             |_|                            |_|
                           For all nominees except:                        _______         _______

2.       Ratification of Independent Auditors                                For           Against        Abstain
                                                                             |_|             |_|            |_|

The proxy is authorized to vote upon any other business as may properly come before the annual meeting or any adjournment thereof.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and proxy may lawfully do by virtue hereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “for” proposals 1 and 2. This proxy confers discretionary authority in respect of matters not known or determined at the time of the mailing of the notice of the annual meeting of stockholders to the undersigned.

DATED: December ____, 2002

NUMBER OF SHARES OWNED: _______________________

_________________________ ________________________
Signature(s) of Stockholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint-tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

This proxy is solicited on behalf of the board of directors
of Brek Energy Corporation

Please sign and return this proxy
using the enclosed pre-paid envelope.

The giving of a proxy will not affect your
right to vote in person if you attend the meeting.